EXHIBIT 4.1

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

________________________

Sixty-ninth Supplemental Indenture

Providing among other things for a series of bonds designated
"First Mortgage Bonds, 6.18% Series due 2055"

Due July 1, 2055

and for certain amendments to such

Mortgage and Deed of Trust

_____________________

Dated as of July 1, 2025

SIXTY-NINTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of July, 2025, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the "Company"), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, New York, New York 10013, as trustee (the "Trustee"), under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (this "Sixty-ninth Supplemental Indenture") being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Original Mortgage, as theretofore supplemented and amended) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto and amendatory thereof, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Sixty-eighth Supplemental Indentures and, if the context shall so require, as to be supplemented by this Sixty-ninth Supplemental Indenture, being herein sometimes called the "Mortgage"); and

WHEREAS the Original Mortgage and the First Supplemental Indenture, dated as of October 1, 1952, through the Twenty-fifth Supplemental Indenture, dated as of October 1, 1989, were appropriately filed and recorded in the various official records in the States of Washington, Idaho and Montana, as set forth in such Supplemental Indentures and in the Twenty-sixth Supplemental Indenture, dated as of April 1, 1993; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on additional properties of the Company located in the State of Oregon and additional counties in the State of Montana, the Company executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in Oregon and Montana, as set forth in the aforesaid Twenty-sixth Supplemental Indenture; and

WHEREAS the aforesaid Twenty-sixth Supplemental Indenture through the Twenty-ninth Supplemental Indenture, dated as of December 1, 2001, were appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the Twenty-seventh Supplemental Indenture, dated as of January 1, 1994, through the Thirtieth Supplemental Indenture, dated as of May 1, 2002; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on all its properties (other than specifically excepted property), including all real properties owned in fee, which were specifically described or referred to in Exhibit B to such instrument, all easements and other interests in and rights to use real property and all equipment and fixtures, the Company executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on additional properties of the Company located in an additional county in the State of Oregon, the Company executed and delivered a Memorandum of Mortgage and Security Agreement, dated as of May 29, 2003, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in the State of Oregon; and

WHEREAS the aforesaid Thirtieth Supplemental Indenture through the Sixty-sixth Supplemental Indenture, dated as of March 1, 2022, were appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the Thirty-first Supplemental Indenture, dated as of May 1, 2003, through the Sixty-seventh Supplemental Indenture, dated as of March 1, 2023; and

WHEREAS the aforesaid Sixty-seventh Supplemental Indenture and the Sixty-eighth Supplemental Indenture, dated as of June 1, 2023, have been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B and Exhibit C hereto, respectively; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and

WHEREAS Section 116 and Section 113 of the Original Mortgage, as heretofore amended, together, provide, generally, that the Mortgage may be modified or altered with the consent of the holders of sixty per centum (60%) or more in principal amount of the bonds then Outstanding under the Mortgage; and

WHEREAS, each of the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015, and each supplemental indenture thereafter through the Sixty-eighth Supplemental Indenture, dated as of June 1, 2023, and each bond of the series established under such supplemental indenture, provide that each initial and subsequent holder of the bonds of such series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented the prospective amendments to the Mortgage set forth in Exhibit E(1) to such Fifty-eighth Supplemental Indenture (as amended in Section 2 of Article III of the Sixtieth Supplemental Indenture, dated as of December 1, 2017) and in Exhibits E(2) and E(3) to such Fifty-eighth Supplemental Indenture; and

WHEREAS, as shown on Exhibit A to this Sixty-ninth Supplemental Indenture, the bonds of the series established under the Fifty-eighth through the Sixty-eighth Supplemental Indentures, all of which are Outstanding at the date and time of the execution and delivery of this Sixty-ninth Supplemental Indenture, constitute 78.03% of the aggregate principal amount of bonds Outstanding at such date and time (excluding the bonds of the series established under this Sixty-ninth Supplemental Indenture); and

WHEREAS the Company now desires to create a new series of bonds and to make certain amendments to the Original Mortgage, as heretofore amended;

WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer's Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS the execution and delivery by the Company of this Sixty-ninth Supplemental Indenture, the terms of the Bonds of the Seventieth Series, hereinafter referred to and the amendments to the Original Mortgage, as heretofore amended, set forth in Article III of this Sixty-ninth Supplemental Indenture have been duly authorized by all necessary corporate action including appropriate Resolutions of the Board of Directors of the Company, and all things necessary to make this Sixty-ninth Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company's franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The Company hereby acknowledges that, as of the date of this Sixty-ninth Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit D hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date of the Original Mortgage (except any in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, drones, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code (or similar law) as in effect in the jurisdiction in which such property is located; and (6) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII of the Original Mortgage, as heretofore amended.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Sixty-ninth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Seventieth Series of Bonds
SECTION 1.
(I) There shall be a series of bonds designated "First Mortgage Bonds, 6.18% Series due 2055" (herein sometimes referred to as the "Bonds of the Seventieth Series" or the "Bonds"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof is set forth on Exhibit E hereto. The Bonds of the Seventieth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.
(II)
The Bonds of the Seventieth Series shall have the following terms and characteristics:
(a)
the Bonds of the Seventieth Series shall be limited in aggregate principal amount to $120,000,000 (except for Bonds of such series authenticated and delivered upon transfer of or in exchange for, or in lieu of, other Bonds of such series);
(b)
the principal of the Bonds of the Seventieth Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);
(c)
the Bonds of the Seventieth Series shall bear interest at the rate of six and eighteen one-hundredths per centum (6.18%) per annum; interest on the Bonds shall accrue from and including July 23, 2025, except as otherwise provided in the form of bond attached hereto as Exhibit E; interest on the Bonds shall be payable on each Interest Payment Date and at Maturity (as hereinafter defined); and interest on the Bonds during any period less than one year for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;
(d)
the principal of and premium, if any, and interest on each Bond of the Seventieth Series payable at Maturity shall be payable to the registered owner thereof upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Seventieth Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and, provided, further, that, so long as any Bond of the Seventieth Series shall be held by (i) the original purchaser thereof under the Bond Purchase Agreement (as hereinafter defined) or (ii) any other Institutional Investor (as hereinafter defined) that (A) is the direct or indirect transferee of such Bond from such original purchaser and (B) has made the same agreement relating to such Bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on such Bond of the Seventieth Series shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid.
(e)
(i) Prior to the Par Call Date (as hereinafter defined), the Bonds of the Seventieth Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to the greater of

(A) 100% of the principal amount of the Bonds being redeemed and

(B) (I) the sum of the present values of the remaining scheduled payments of principal of and interest on the Bonds being redeemed (assuming, for this purpose, that the Bonds were stated to mature on the Par Call Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, less (II) interest accrued to the redemption date, plus, in the case of either (A) or (B) above, whichever is applicable, accrued and unpaid interest on such Bonds to the date of redemption.

(i)
On or after the Par Call Date, the Bonds of the Seventieth Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on such Bonds to the date of redemption.
(f)
(i) "Par Call Date" means January 1, 2055;

(ii)
"Treasury Yield" means, with respect to any redemption of Bonds of the Seventieth Series, the yield to maturity determined as follows for the latest day for which yields for Treasury constant maturities are reported on H.15 (as hereinafter defined) as of the Calculation Date (as hereinafter defined):

(A) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the "Remaining Life"); or

(B) if there is no such Treasury constant maturity on H.15 having a term exactly equal to the Remaining Life, the yield to maturity determined by linear interpolation on a straight-line basis between (I) the yield for the Treasury constant maturity reported on H.15 with the term next longer than the Remaining Life and (II) the yield for the Treasury constant maturity so reported with the term next shorter than the Remaining Life, or

(C) if there is no such Treasury constant maturity on H.15 shorter than the Remaining Life, or there is no such Treasury constant maturity on H.15 longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

The Treasury Yield shall be rounded to three decimal places. The Treasury Yield shall be calculated as of the third Business Day (as hereinafter defined) preceding the earlier of (X) the date notice of redemption is mailed to holders of Bonds of the Seventieth Series and (Y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the "Calculation Date"). For purposes of this paragraph, the applicable Treasury constant maturity shall be deemed to have a term equal to the number of years, months and days, as applicable, from the redemption date of the Bonds to be redeemed to the Par Call Date.

If, on the third business day preceding the Calculation Date, H.15 is no longer published or, if published, no longer contains the yields for nominal Treasury constant maturities, the Treasury yield shall be the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the Calculation Date of:

(A)
the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable, in either case subject to clause (C) below; or
(B)
if there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the United States Treasury security with a maturity date next preceding the Par Call Date, subject to clause (C) below; or

(C)
if there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities otherwise meeting the criteria of clause (A) or clause (B) above, the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such securities at such time.

In determining the Treasury yield in accordance with this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, rounded to three decimal places.

(iii)
"H.15" means the daily statistical release entitled "Selected Interest Rates (Daily) – H.15", or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body; and, in any case, references to H.15 shall be deemed to contemplate, in particular, the information under the caption "U.S. governmental securities – Treasury constant maturities – Nominal" (or any successor caption or heading containing similar information).
(iv)
The Company's actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
(g)
If less than all of the outstanding Bonds of the Seventieth Series are to be redeemed, the principal amount to be redeemed shall be prorated among all of the holders of the Bonds in the proportion that their respective holdings bear to the aggregate principal amount of the Bonds outstanding on the date of selection. The portion of any Bond to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds and the portions thereof so selected for redemption.
(h)
Except as provided in this subsection (II) of Section 1,
(i)
the Bonds of the Seventieth Series shall not be redeemable prior to the Stated Maturity Date; and
(ii)
no amount other than the principal of and interest on the Bonds of the Seventieth Series shall be payable in respect of the Bonds at Maturity (as hereinafter defined) or otherwise.
(i)
in the event of any conflict between the provisions of Section 12.2(c) of the Bond Purchase Agreement and the provisions of the Mortgage, Section 12.2(c) of the Bond Purchase Agreement shall govern.

(III)
At the option of the registered owner, any Bonds of the Seventieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.

The Bonds of the Seventieth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Seventieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Seventieth Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Seventieth Series for a period of 10 days next preceding any Interest Payment Date or any selection of such Bonds for redemption, nor shall it be required to make any transfer or exchange of any Bonds of the Seventieth Series which shall have been selected for redemption in whole or in part.

Unless and until the Company shall have delivered to the Trustee a written order to the contrary, the Bonds of the Seventieth Series shall bear a legend as to restrictions on transfer substantially as set forth below:

The Bonds evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, pledged or otherwise transferred in contravention of the Securities Act.

(IV)
For all purposes of this Sixty-ninth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Seventieth Series, shall have the meanings specified below:

"Bond Purchase Agreement" means the Bond Purchase Agreement, dated July 23, 2025, between the Company and the purchasers listed on Schedule A thereto.

"Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

"Institutional Investor" means (a) any original purchaser of a Bond of the Seventieth Series, (b) any holder of a Bond of the Seventieth Series holding (together with one or more of its affiliates) more than $1,000,000 in aggregate principal amount of the Bonds of the Seventieth Series, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"Interest Payment Date" means January 1 and July 1 in each year, commencing January 1, 2026.

"Maturity" means the date on which the principal of the Bonds of the Seventieth Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.

"Record Date", with respect to any Interest Payment Date, means the close of business on the seventh Business Day preceding such Interest Payment Date.

"Stated Maturity Date" means July 1, 2055.

(V)
Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Seventieth Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:
(a)
an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or
(b)
an Opinion of Counsel to the effect that the holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
(VI)
Anything in this Sixty-ninth Supplemental Indenture or the Bonds of the Seventieth Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Seventieth Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided, however, that if the Maturity date of any Bond is a date other than a Business Day, the payment otherwise due at Maturity shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
(VII)
The Bonds of the Seventieth Series shall have such further terms as are set forth in Exhibit E hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.
ARTICLE II

Outstanding Bonds

Upon the delivery of this Sixty-ninth Supplemental Indenture, Bonds of the Seventieth Series in an aggregate principal amount of $120,000,000 are to be issued and will be Outstanding, in addition to $3,043,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Sixty-ninth Supplemental Indenture; it being understood that, subject to the provisions of the Mortgage, there shall be no limit on the principal amount of bonds that may be authenticated and delivered under the Mortgage.

ARTICLE III

Amendments of Mortgage

SECTION 1. The Original Mortgage is hereby amended as follows:

(I)
The text of the generic description of property in the primary granting clause contained in the Original Mortgage is hereby amended to read as set forth in Exhibit E(1) to the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015, as such Exhibit E(1) was amended in Section 2 of Article III of the Sixtieth Supplemental Indenture, dated as of December 1, 2017. Such amendment is set forth, for convenience of reference, in Exhibit F(1) to this Sixty-ninth Supplemental Indenture.
(II)
The text of the proviso following the primary granting clause in the Original Mortgage is hereby amended to read as set forth in Exhibit E(2) to such Fifty-eighth Supplemental Indenture. Such amendment is set forth, for convenience of reference, in Exhibit F(2) to this Sixty-ninth Supplemental Indenture.
(III)
The text of the first paragraph of Section 4 of the Original Mortgage is hereby amended to read as set forth in Exhibit E(3) to such Fifty-eighth Supplemental Indenture. Such amendment is set forth, for convenience of reference, in Exhibit F(3) to this Sixty-ninth Supplemental Indenture.
SECTION 2.
Upon the effectiveness of the amendments made in Section 1 in this Article III, each granting clause contained in an indenture supplemental to the Original Mortgage that contains the words “all motor vehicles and automobiles” is deemed to have been amended to remove such words therefrom, and each proviso listing categories of property that are excepted from the lien of the Mortgage contained in any such supplemental indenture, shall be deemed to have been amended to read as set forth in this Sixty-ninth Supplemental Indenture and Exhibit F(2) hereto.
SECTION 3.
As provided in the Fifty-eighth Supplemental Indenture, upon the effectiveness of the amendments made in Sections 1 and 2 in this Article III, property of the character of automobiles and other motor vehicles shall no longer be subject to the lien of the Mortgage, and the Trustee shall execute and deliver to or upon the order of the Company such instruments or other documents as, in the judgment of the Company, shall be necessary, desirable or appropriate to evidence that such property is no longer subject to such lien.
SECTION 4.
In connection with the amendments made in Sections 1 and 2 in this Article III, the Company represents and warrants that, as of the date of the execution and delivery of this Sixty-ninth Supplemental Indenture, none of its Funded Property consists of property of the character of automobiles or other motor vehicles.
SECTION 5.
The amendments made in Sections 1 and 2 in this Article III shall become effective immediately upon the execution and delivery of this Sixty-ninth Supplemental Indenture, whether or not the Bonds of the Seventieth Series are thereafter authenticated and delivered. If the Bonds of the Seventieth Series shall be authenticated and delivered as contemplated herein, each initial and subsequent holder of the Bonds, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have acknowledged and consented to such amendments.
ARTICLE IV

Prospective Amendments of Original Mortgage
SECTION 1.
Each initial and subsequent holder of Bonds of the Seventieth Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the amendments of the Original Mortgage, as heretofore amended, contemplated in E(1), E(2) and E(3) to the Sixty-sixth Supplemental Indenture, dated as of March 1, 2022.
ARTICLE V

Miscellaneous Provisions
SECTION 1.
The terms defined in the Original Mortgage shall, for all purposes of this Sixty-ninth Supplemental Indenture, have the meanings specified in the Original Mortgage.
SECTION 2.
The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Sixty-ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-ninth Supplemental Indenture.

SECTION 3.
Whenever in this Sixty-ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 4.
Nothing in this Sixty-ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and the holders of the bonds Outstanding under the Mortgage.
SECTION 5.
This Sixty-ninth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
SECTION 6.
The titles of the several Articles of this Sixty-ninth Supplemental Indenture shall not be deemed to be any part thereof.

________________________

IN WITNESS WHEREOF, on the 22nd day of July, 2025, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or one of its Vice Presidents for and on its behalf, in The City of Spokane, Washington, as of the day and year first above written, and on the 15th day of July, 2025, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers for and on its behalf, in The City of New York, New York, all as of the day and year first above written.

AVISTA CORPORATION

AVISTA CORPORATION

By:	/s/ Kevin J. Christie
Name:	Kevin J. Christie
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer

CITIBANK, N.A., as Trustee

By:	/s/ EVA Ling WAITE
Name:	Eva Ling Waite
Title:	Senior Trust Officer

STATE OF WASHINGTON )

) ss.:

COUNTY OF SPOKANE )

On this 22nd day of July, 2025, before me personally appeared Kevin J. Christie, personally known to me to be a Senior Vice President, the Chief Financial Officer, the Treasurer and the Regulatory Affairs Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing supplemental indenture, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Leslie M/ Koep
Notary Public

Leslie M. Koep
Notary Public
State Of Washington
Commission Expires June 18, 2027

STATE OF NEW YORK )

) ss.:

COUNTY OF SUFFOLK )

On this 15th day of July, 2025 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared Eva Ling Waite, personally known to me to be a Senior Trust Officer of CITIBANK, N.A., whose name is subscribed to the within and foregoing supplemental indenture, and acknowledged that she executed such instrument in her capacity as such Senior Trust Officer and that, by her signature on such instrument, Citibank, N.A., as trustee, on whose behalf said Eva Ling Waite acted, executed such instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ PETER J. LOPEZ
PETER J. LOPEZ
Notary Public State of New York
No 01LO6117957
Qualified in Suffolk County
Commission Expires November 1, 2028

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES
AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
1	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None
2	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
3	December 1, 1955		None
4	March 15, 1957		None
5	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
6	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
7	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
8	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
9	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
10	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
11	March 1 ,1965	10	4-5/8% Series due 1995	10,000,000	None
12	May 1, 1966		None
13	August 1, 1966	11	6% Series due 1996	20,000,000	None
14	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
15	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
16	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
17	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
18	June 1, 1980		None
19	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
			Subtotals	$347,000,000	None
20	August 1, 1982	17	15-3/4% Series due 1990-1992	$60,000,000	None

1

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
21	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
22	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
23	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
24	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
25	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
26	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	None
27	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None
28	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
29	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
30	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
31	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
32	September 1, 2003	30	6.125% Series due 2013	45,000,000	None
33	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
34	November 1, 2004	32	5.45% Series due 2019	90,000,000	None
35	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000
36	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
37	December 1, 2004	36	Collateral Series 2004D	350,000,000	None
38	May 1, 2005	37 38	Collateral Series 2005B Collateral Series 2005C	66,700,000 17,000,000	None None
39	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000
			Subtotals	$2,885,950,000	$175,000,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
40	April 1, 2006	40	Collateral Series due 2011	$320,000,000	None
41	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000
42	April 1, 2008	42	5.95% Series due 2018	250,000,000	None
43	November 1, 2008	43	Collateral Series 2008A	200,000,000	None
44	December 1, 2008	44	7.25% Series due 2013	30,000,000	None
45	December 1, 2008	45	Collateral Series 2008B	17,000,000	None
46	September 1, 2009	46	5.125% Series due 2022	250,000,000	None
47	November 1, 2009	47	Collateral Series 2009A	75,000,000	None
48	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000
49	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	None 35,000,000
50	December 1, 2010	52	1.68% Series due 2013	50,000,000	None
51	February 1, 2011	53	Collateral Series 2011A	400,000,000	None
52	August 1, 2011		None
53	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000
54	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000
55	August 1, 2013	56	Collateral Series 2013A	90,000,000	None
56	April 1, 2014	57	Collateral Series 2014A	400,000,000	None
57	December 1, 2014	58	4.11% Series due 2044	60,000,000	60,000,000
58	December 1, 2015	59	4.37% Series due 2045	100,000,000	100,000,000
59	December 1, 2016	60	3.54% Series due 2051	175,000,000	175,000,000
60	December 1, 2017	61	3.91% Series due 2047	90,000,000	90,000,000
61	May 1, 2018	62	4.35% Series due 2048	375,000,000	375,000,000
62	November 1, 2019	63	3.43% Series due 2049	180,000,000	180,000,000
63	June 1, 2020	64	Collateral Series 2020A	400,000,000	None
			Subtotals	$3,947,700,000	$1,413,700,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
64	September 1, 2020	65	3.07% Series due 2050	165,000,000	165,000,000
65	September 1, 2021	66	2.90% Series due 2051	140,000,000	140,000,000
66	March 1, 2022	67	4.00% Series due 2052	400,000,000	400,000,000
67	March 1, 2023	68	5.66% Series due 2053	250,000,000	250,000,000
68	June 1, 2023	69	Collateral Series 2023A	500,000,000	500,000,000
Subtotals $1,455,000,000 Totals $8,635,650,000					$1,455,000,000 $3,043,700,000

EXHIBIT B

FILING AND RECORDING OF

SIXTY-SeventH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

					Financing Statement
State	Office of		Date		Document Number
Washington	Secretary of State		5/19/23		2023-139-9367-7
Idaho	Secretary of State		6/5/23		20230882292
Montana	Secretary of State		4/27/23		20230279542
Oregon	Secretary of State		6/22/2023		93589507

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Washington
Adams	Auditor	5/11/23	334020	N/A	N/A	N/A
Asotin	Auditor	5/11/23	380647	N/A	N/A	N/A
Benton	Auditor	5/11/23	2023-008997	N/A	N/A	N/A
Douglas	Auditor	5/11/23	3262077	N/A	N/A	N/A
Ferry	Auditor	5/11/23	0299251	N/A	N/A	N/A
Franklin	Auditor	5/15/23	1974261	N/A	N/A	N/A
Garfield	Auditor	5/26/23	20230246	N/A	N/A	N/A
Grant	Auditor	5/11/23	1486229	N/A	N/A	N/A
Klickitat	Auditor	5/11/23	1159232	N/A	N/A	N/A
Lewis	Auditor	5/12/23	3593218	N/A	N/A	N/A
Lincoln	Auditor	5/11/23	2023-0495132	N/A	N/A	N/A
Pend Oreille	Auditor	5/11/23	20230352456	N/A	N/A	N/A
Skamania	Auditor	5/11/23	2023-000649	`	N/A	N/A
Spokane	Auditor	6/14/23	7290256	N/A	N/A	N/A
Stevens	Auditor	5/15/23	2023-0002741	N/A	N/A	N/A
Thurston	Auditor	5/31/23	4978243	N/A	N/A	N/A
Whitman	Auditor	6/5/23	779662	N/A	N/A	N/A

Idaho
Benewah	Recorder	5/11/23	298607	N/A	N/A	N/A
Bonner	Recorder	5/12/23	1019976	N/A	N/A	N/A
Boundary	Recorder	5/11/23	294325	N/A	N/A	N/A
Clearwater	Recorder	5/12/23	245784	N/A	N/A	N/A
Idaho	Recorder	5/11/23	540178	N/A	N/A	N/A
Kootenai	Recorder	5/11/23	2936399000	N/A	N/A	N/A
Latah	Recorder	5/11/23	628953	N/A	N/A	N/A

B-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Idaho (cont.)
Lewis	Recorder	5/11/23	151575	N/A	N/A	N/A
Nez Perce	Recorder	5/11/23	907422	N/A	N/A	N/A
Shoshone	Recorder	5/11/23	518004	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	5/12/23	367564	183	155-187	N/A
Broadwater	Clerk & Recorder	5/15/23	96096	251	148	N/A
Golden Valley	Clerk & Recorder	5/12/23	85208	M	22452	N/A
Meagher	Clerk & Recorder	5/15/23	149257	N/A	N/A	N/A
Mineral	Clerk & Recorder	5/11/23	127347
Rosebud	Clerk & Recorder	5/15/23	0127604	169	292-324	N/A
Sanders	Clerk & Recorder	5/12/23	329219			N/A
Stillwater	Clerk & Recorder	5/12/23	389584	N/A	N/A	N/A
Treasure	Clerk & Recorder	5/15/23	2023-0057	25	287	N/A
Wheatland	Clerk & Recorder	5/12/23	112928	M	34106-34138	N/A
Yellowstone	Clerk & Recorder	5/15/23	4047024	N/A	N/A	N/A

Oregon
Douglas	Recorder	5/11/23	2023-005078	N/A	N/A	N/A
Jackson	Recorder	5/16/23	2023-009326	N/A	N/A	N/A
Josephine	Recorder	5/11/23	2023-004305	N/A	N/A	N/A
Klamath	Recorder	5/11/23	2023-003593	N/A	N/A	N/A
Morrow	Recorder	5/11/23	2023-52949	N/A	N/A	N/A
Union	Recorder	5/11/23	20230919	N/A	N/A	N/A
Wallowa	Recorder	5/11/23	00087789	N/A	N/A	N/A

B-2

EXHIBIT C

FILING AND RECORDING OF
SIXTY-EIGHTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

					Financing Statement
State	Office of		Date		Document Number
Washington	Secretary of State		10/10/23		2023-283-6789-2
Idaho	Secretary of State		10/23/23		20231829397
Montana	Secretary of State		9/12/23		20230551965
Oregon	Secretary of State		9/26/2023		93676525

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Washington
Adams	Auditor	8/30/23	334781	N/A	N/A	N/A
Asotin	Auditor	8/31/23	381612	N/A	N/A	N/A
Benton	Auditor	8/31/23	2023-018366	N/A	N/A	N/A
Douglas	Auditor	8/31/23	3264079	N/A	N/A	N/A
Ferry	Auditor	8/31/23	0299683	N/A	N/A	N/A
Franklin	Auditor	8/31/23	1977983	N/A	N/A	N/A
Garfield	Auditor	9/5/23	20230373	N/A	N/A	N/A
Grant	Auditor	8/31/23	1490218	N/A	N/A	N/A
Klickitat	Auditor	8/31/23	1160760	N/A	N/A	N/A
Lewis	Auditor	9/1/23	3597791	N/A	N/A	N/A
Lincoln	Auditor	8/30/23	2023-0495971	N/A	N/A	N/A
Pend Oreille	Auditor	8/31/23	20230353586	N/A	N/A	N/A
Skamania	Auditor	9/5/23	2023-001257	`	N/A	N/A
Spokane	Auditor	8/31/23	7305670	N/A	N/A	N/A
Stevens	Auditor	8/31/23	2023-0005407	N/A	N/A	N/A
Thurston	Auditor	9/6/23	4989877	N/A	N/A	N/A
Whitman	Auditor	9/5/23	780982	N/A	N/A	N/A

Idaho
Benewah	Recorder	8/30/23	299697	N/A	N/A	N/A
Bonner	Recorder	9/1/23	1024780	N/A	N/A	N/A
Boundary	Recorder	8/31/23	295215	N/A	N/A	N/A
Clearwater	Recorder	8/31/23	246524	N/A	N/A	N/A
Idaho	Recorder	8/31/23	541469	N/A	N/A	N/A
Kootenai	Recorder	8/31/23	2947065000	N/A	N/A	N/A
Latah	Recorder	9/5/23	630913	N/A	N/A	N/A

C-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Idaho (cont.)
Lewis	Recorder	8/31/23	151851	N/A	N/A	N/A
Nez Perce	Recorder	9/1/23	909699	N/A	N/A	N/A
Shoshone	Recorder	8/30/23	519169	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	9/1/23	368515	186	52-80	N/A
Broadwater	Clerk & Recorder	9/6/23	197250	254	846	N/A
Golden Valley	Clerk & Recorder	9/1/23	85388	M	22715	N/A
Meagher	Clerk & Recorder	9/5/23	150066	N/A	N/A	N/A
Mineral	Clerk & Recorder	9/5/23	128089
Rosebud	Clerk & Recorder	9/11/23	0128165	170	123-151	N/A
Sanders	Clerk & Recorder	8/31/23	330268			N/A
Stillwater	Clerk & Recorder	9/1/23	390665	N/A	N/A	N/A
Treasure	Clerk & Recorder	9/1/23	2023-0098	25	446	N/A
Wheatland	Clerk & Recorder	9/6/23	113081	M	34417-34445	N/A
Yellowstone	Clerk & Recorder	9/1/23	4056955	N/A	N/A	N/A

Oregon
Douglas	Recorder	9/1/23	2023-009692	N/A	N/A	N/A
Jackson	Recorder	9/8/23	2023-019095	N/A	N/A	N/A
Josephine	Recorder	8/31/23	2023-008099	N/A	N/A	N/A
Klamath	Recorder	8/31/23	2023-007598	N/A	N/A	N/A
Morrow	Recorder	9/5/23	2023-53561	N/A	N/A	N/A
Union	Recorder	8/31/23	20231898	N/A	N/A	N/A
Wallowa	Recorder	9/1/23	0008823	N/A	N/A	N/A

C-2

EXHIBIT D

PROPERTY ADDITIONS

FIRST

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES of the Company, in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Idaho and the State of Washington, to wit:

State Idaho

Kootenai County, Idaho, “Treaty Rock Substation”, for Value Received, 2COR96 Farms LLC, an Idaho Limited Liability Company, hereby grants, bargains, sells and conveys all the rights, title, interest, and claim in or to the following described premises, situated in Kootenai County, Idaho to-wit:

Parcel 1:

The North Half of the Southwest Quarter of the Northeast Quarter of Section 18, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho.

Parcel 2:

The South Half of the Southwest Quarter of the Northeast Quarter of Section 18, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho.

__________________

Kootenai County, Idaho, “O’Gara Future Substation”, granted by Jesse Herboldt and Stephanie Herboldt, husband and wife who acquired title as Jesse Herboldt, hereby grants, bargains, sells and conveys, the described premises, situated in Kootenai County, Idaho to-wit:

A portion of land located in the Southwest Quarter of Section 24, Township 47 North, Range 3 West of the Boise Meridian, Kootenai County, Idaho, being described as:

Commencing at the southeast corner of said Southwest Quarter;

Thence North 0° 02’ 48” West along the easterly line of said Southwest Quarter 25.00 feet to a point on a line that is parallel with and 25 feet perpendicular to the south line of said Southwest Quarter, said point being the True Point of Beginning;

Thence North 89° 48’ 25” West along said parallel line 88.64 feet to a rebar monument set at the intersection with the Highway 3 westerly right-of-way line;

Thence continuing North 89° 48’ 25” West along said parallel line 590.26 feet to a rebar monument set on a line that is parallel with and 25 feet perpendicular to the Highway 97 northerly right-of-way line;

Thence North 60° 41’ 31” West 142.96 feet to a rebar monument set on the westerly line of the East 803.5 feet of said Southwest Quarter;

Thence North 0° 02’ 48” West along said westerly line 137.76 feet to a rebar monument;

Thence North 81° 47’ 26” East 133.70 feet to a rebar monument;

Thence North 63° 51’ 36” East 250.77 feet to a rebar monument;

Thence North 28° 24’ 57” East 191.72 feet to a rebar monument;

Thence North 79° 41’ 05” East 327.14 feet to a rebar monument at the intersection with said Highway 3 westerly right-of-way line;

Thence North 89° 57’ 12” East 32.68 feet to said easterly line of said Southwest Quarter;

Thence South 0° 02’ 48” East along said easterly line 566.83 feet to the said True Point of Beginning.

__________________

Latah County, Idaho, “South Moscow Substation”, granted by Millennium Trust Company, LLC Custodian FBO Philip Rheingans IRA, a Corporation duly organized and existing under and by virtue of the laws of the State of Illinois, with its principal office at 2001 Spring Road, Suite 700, Oak Brook, IL, 60523, and Philip T Rheingans and Heather E Rheingans, husband and wife, hereby grants the following described premises, to-wit:

Parcel #1

A parcel of land located in the southeast quarter of Section 19 and the southwest quarter of Section 20, Township 39 North, Range 5 West of the Boise Meridian, Latah County, Idaho, described as follows:

BEGINNING at the southeast corner of Section 19;

Thence along the south line of said Section, N 89°49’03” W, 1289.22 feet to a point on the east of Right of Way line Highway 95;

Thence leaving said south line and along the east Right of Way of said Highway the next five courses:

N 10°03’01” E, 351.24 feet;

Thence S 79°55’53” E, 25.00 feet;

Thence N 10°03’01” E, 350.00 feet;

Thence N 79°55’53” W, 25.00 feet;

Thence N 10°03’01” E, 414.24 feet to the southwest corner of Felsted-Kaufman Subdivision;

Thence leaving said Right of Way line and along the south line of said Subdivision,

S 89°49’03” E, 872.44 feet to the southeast corner of said Subdivision;

Thence along the east line of said Subdivision, N 18°07’08” W, 311.32 feet;

Thence S 89°49’03” E, 562.23 feet to a point on the southwesterly Right of Way of Highway 95 Project No. DHP-NH 4110 (156);

Thence along said Right of Way line, S 25°19’08” E, 416.50 feet to the west line of the parcel described in Deed by Personal Representative, Inst. No. 604145, Latah County records;

Thence leaving said Right of Way line and along said west line being parallel to said Section line, S01°

19’16” W, 1026.81 feet to a point on the south line of Section 20;

Thence along the south line of Section 20, N 88°40’10” W, 397.85 feet to POINT OF BEGINNING.

Parcel #2

Situate in Latah County, State of Idaho, to wit:

A parcel of land located in a portion of the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4), Section 20, Township 39 North, Range 5 Boise Meridian, Latah County, Idaho, being a part of and all stationing being relative to the ITD project US-95 Thorn Creek Road to Moscow, Project No. DPH-NH-1440 (156), said parcel being particularly described as follows:

Commencing at the Southwest Corner of Section 20, said corner being N. 88° 35’ 06” W. 2657.39 feet from the Southeast Corner of the Southwest Quarter (SW1/4) of Section 20, thence along the Southerly line of said SW1/4, S. 88° 35’ 06” E. 892.35 feet, to a point, said point being 180.12 feet Left of Station 303+59.17, and said point being the POINT OF BEGINNING;

Thence along said southerly line, N. 88° 35’ 06” W. 494.50 feet, to a point, said point being 621.08 feet Left of Station 305+82.96;

Thence departing said southerly line, N. 01° 19’ 12” E. 1027.52 feet, to a point, said point being 157.58 feet Left of Station 315+00.00;

Thence S. 19° 13’ 20” E. 754.52 feet, to a point, said point being 240.00 feet Left of Station 307+50.00;

Thence S. 57° 50’ 28” E, 177.55 feet, to a point, said point being 145.00 feet Left of Station 306+00.00;

Thence S. 17° 11’ 50” E. 243.38 feet, to the POINT OF BEGINNING.

__________________

Shoshone County, Idaho, “Big Creek Substation Land”, granted by Virgil Heath Murray, an unmarried man, the following described premises, situated in Shoshone County, Idaho, to-wit:

A parcel of land in the Southwest Quarter of the Northwest Quarter of Section 11, Township 48 North, Range 3 East, B.M., in Shoshone County, Idaho, depicted on Amended Record of Survey recorded November 7, 2023, as Instrument No. 519913 and more particularly described as follows:

Commencing at the West Quarter Corner of said Section 11, CP&F 414487, records of Shoshone County, the Northwest Corner of said Section 11, CP&F 37081, records of Shoshone County, bearing North 00°22 18” East (opus), 2707.19 feet; thence

North 54° 09’11” East, 798.3 to a point on the westerly right-of-way of the abandoned railroad and Southeast Corner of the easement document between American Smelting and Refining Company and Washington Water Power Company, dated 3/24/55, also being the true point of beginning for this description; thence

Along the said westerly right-of-way of the abandoned railroad, 248.84 feet along a circular curve concave to the Northeast, said curve having a radius of 2914.93 feet, a Central Angle of 4°53’28”, a chord bearing of South 35°27’20” East and a chord distance of 248.76 feet; thence

Leaving the said railroad right-of-way, South 47°22’42” West, 171.74 feet; thence

North 37°01’42” West, 248.00 feet to the Southwest Corner of the said easement document; thence

Along the said easement document, North 37°01’42” West. 178.90 feet; thence

North 6°00’48” West, 189.98 feet; thence

North 47°24’18” East, 7.02 feet to the Northerly boundary line of the Murray Alta Survey;

thence

Along the said Murray Alta Survey, South 72°05’43” East (Shown of record as South 72°19’31” East), 161.63 feet to a point on the said Westerly right-of-way line of the abandoned railroad; thence

Along the said Westerly right-of-way of the abandoned railroad, 193.75 feet along a circular curve concave to the Northeast, said curve having a radius of 2914.93 feet, a central angle of 3°48’30”, a chord bearing of South 31°06’21” East and a chord distance of 193.72 feet to the true point of beginning.

__________________

State of Washington

Spokane County, Washington, “Midway Substation”, granted by Charlene C. Parker, an unmarried woman, conveys and warrants the following described real estate, situated in the County of Spokane, State of Washington:

The North half of the Northeast Quarter of Section 20, Township 27 North, Range 43 East, W.M.;

EXCEPT the North 50 rods thereof;

AND EXCEPT County Roads;

Situate in the County of Spokane, State of Washington.

Tax Parcel Number(s): 37201.9002

__________________

Spokane County, Washington, “Havana Dalke Substation”, granted by The Tombari Family Limited Partnership of Washington, a Washington Limited Partnership, paid, conveys, and warrants the following described real estate, situated in the County of Spokane, State of Washington:

All that real property situate in the Northwest quarter of the Northwest quarter of Section 35, Township 26 North, Range 43 East, W.M., described as follows:

Commencing at the Northwest corner of said Section 35; thence along the West line of said section, South 03°02’44” East 713.00 feet to the point of beginning; thence leaving said West line, North 88°55’45” East 30.02 feet to a line parallel with and 30.00 feet Easterly of the West line of said Section 35; thence along said parallel line, North 03°02’14” West 142.09 feet to a line parallel with and 100.00 feet Northerly of the South line of the North half of Northwest quarter of the Northwest quarter of said Section 35; thence along said parallel line, North 88°55’45” East 1337.70 feet to the East line of the Northwest quarter of the Northwest quarter of said Section 35; thence along said East line, South 02°32’59” East 100.03 feet to the Southeast corner of the North half of the Northwest quarter of the Northwest quarter of said Section 35; thence along the South line of said North half of the Northwest quarter of the Northwest quarter, South 88°55’45” West 683.43 feet to a point on the East line of the West half of Northwest quarter of the Northwest quarter of said Section 35; thence along said East line, South 02°47’44” East 200.37 feet to a line parallel with and 132.00 feet Northerly of the South line of the North half of the Southwest quarter of the Northwest quarter of the Northwest quarter of said Section 35; thence along said parallel line, South 88°40’32” West 682.49 feet to the West line of said Section 35; thence along the West line of said Section 35, North 03°02’14” West 161.39 feet to the point of beginning;

Situate in the County of Spokane, State of Washington.

Tax Parcel Number(s): 36352.9044

__________________

SECOND

BUSINESS OFFICE(S) AND/OR MISCELLANEOUS REAL ESTATE, in the State of Washington, to wit:

Spokane County, Washington, “Beacon-Mielke Property 1”, granted by Mielke Properties, LLC, a Washington limited liability company, does hereby grant, bargain, sell and convey unto the following described premises, in Spokane County, Washington, to wit:

Real property in the County of Spokane, State of Washington, described as follows:

LOTS 5 TO 20 BOTH INCLUSIVE, BLOCK 15, RIVERTON, ACCORDING TO PLAT RECORDED IN VOLUME “B” OF PLATS, PAGE 50, IN SPOKANE COUNTY, WASHINGTON;

ALSO THAT PART OF THE EAST 30 FEET OF DEARBORN STREET (NOW VACATED) ADJOINING LOTS 12 AND 13 ON THE WEST;

ALSO THAT PART OF THE SOUTH 30 FEET OF FIRST AVENUE (NOW VACATED) ADJOINING LOTS 5 TO 12 INCLUSIVE ON THE NORTH.

__________________

EXHIBIT E

(Form of Bond)

PPN: __________

AVISTA CORPORATION

First Mortgage Bond, 6.18% Series due 2055

REGISTERED	REGISTERED

NO. _________________	$_______________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the "Company"), for value received, hereby promises to pay to

, or registered assigns, on July 1, 2055 (the "Stated Maturity Date")

DOLLARS

and to pay the registered owner hereof interest thereon semi-annually in arrears on January 1 and July 1 in each year (each such date, an "Interest Payment Date"), commencing January 1, 2026, and at Maturity (as hereinafter defined), at the rate of six and eighteen one-hundredths per centum (6.18%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company's obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from July 23, 2025 or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated: AVISTA CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

TRUSTEE'S CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.

Trustee

By

Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable to the registered owner hereof upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the seventh Business Day (as defined in the Sixty-ninth Supplemental Indenture referred to below) preceding each Interest Payment Date (each such date being herein called a "Record Date"); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and provided further that, so long as this Bond shall be held by (a) the original purchaser hereof under the Bond Purchase Agreement (as defined in such Sixty-ninth Supplemental Indenture) or (b) any other Institutional Investor (as defined in such Supplemental Indenture) that (i) is the direct or indirect transferee of this bond from such original purchaser and (ii) has made the same agreement relating to this bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on this Bond shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term "Maturity" shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6.18% Series due 2055, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Sixty-ninth Supplemental Indenture, dated as of July 1, 2025 (the "Sixty-ninth Supplemental Indenture"), and, as so amended and supplemented, is herein called the "Mortgage". Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth or referred to in the Sixty-ninth Supplemental Indenture.

The principal hereof, together with all accrued and unpaid interest hereon (but without premium), may be declared or may become due prior to the Stated Maturity Date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The

City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Prior to the Par Call Date (as hereinafter defined), the bonds of this series shall be redeemable in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at a redemption price equal to the greater of

(a)
100% of the principal amount of the bonds being redeemed and
(b)
(i) the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds being redeemed (assuming, for this purpose, that the bonds of this series were stated to mature on the Par Call Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, less (ii) interest accrued to the redemption date, plus, in the case of either (a) or (b) above, whichever is applicable, accrued and unpaid interest on such bonds to the date of redemption.

On or after the Par Call Date, the bonds of this series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, upon notice mailed as aforesaid, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest on such bonds to the date of redemption.

"Par Call Date" means January 1, 2055.

"Treasury Yield" has the meaning set forth in the Sixty-ninth Supplemental Indenture.

Except as provided above, (a) the bonds of this series are not redeemable prior to the Stated Maturity Date and (b) no amount other than the principal of and interest on the bonds of this series shall be payable in respect of such bonds at Maturity or otherwise.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

____________________

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________

[please insert social security or other identifying number of assignee]

________________________________________________________________________

[please print or typewrite name and address of assignee]

________________________________________________________________________

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint ____________________________________________, Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________

___________________________________

[signature of assignor]

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT F(1)

AMENDMENT TO ORIGINAL MORTGAGE

The text of the generic description of property in the primary granting clause contained in the Original Mortgage, as hereby amended, is set forth below:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter expressly excepted) which the Company now owns or, subject to the provisions of Section 87 hereof, may hereafter acquire prior to the satisfaction and discharge of this Indenture, as fully and completely as if herein specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

F(1)-1

EXHIBIT F(2)

AMENDMENT TO ORIGINAL MORTGAGE

The text of the proviso following the primary granting clause in the Original Mortgage, as hereby amended, is set forth below:

Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and hereby expressly excepted from the lien and operation of this Indenture viz.: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered hereunder or hereinafter covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged hereunder or hereinafter covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, drones, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code (or similar law) as in effect in the jurisdiction in which such property is located; and (6) any property released pursuant to any provisions of this Indenture and not disposed of by the Company and improvements, extensions and additions thereto and renewals and replacements thereof; provided, however, that the property and rights expressly excepted from the lien and operation of this Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII hereof by reason of the occurrence of a Completed Default as defined in said Article XII.

F(2)-1

EXHIBIT F(3)

AMENDMENT TO ORIGINAL MORTGAGE

The text of the first paragraph of Section 4 of the Original Mortgage, as hereby amended, is set forth below:

Section 4. The term “Property Additions” shall mean plants, lines, pipes, mains, cables, machinery, transmission lines, pipe lines, distribution systems, service systems and supply systems, property, real or personal, and improvements, extensions, additions, renewals or replacements acquired by the Company by purchase, consolidation, merger, donation or in any other way whatsoever, subsequent to May 31, 1939, or made or constructed subsequent to May 31, 1939, or in the process of construction or erection in so far as actually constructed or erected subsequent to May 31, 1939, and used or useful or to be used in or in connection with the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity or gas for light, heat, power, refrigeration or other purposes. The term “Property Additions” shall not, however, include (1) any shares of stock, bonds, evidences of indebtedness or other securities or contracts, leases, or operating agreements, bills, notes, accounts receivable, or choses in action, or (2) except as herein otherwise specifically provided, going value, good will, franchises or governmental permits or licenses granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (3) any goods, wares, merchandise, equipment, materials or supplies held for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation of any of the properties of the Company, or (4) any lands, leases, gas rights, wells, gathering, tap or other pipe lines, or equipment, used principally and primarily for the production or gathering of natural gas, or (5) any property, the cost of acquiring, making or constructing which is chargeable under accepted principles of accounting to operating expenses, or (6) any property (whether or not listed above) that is excepted from, or otherwise not subject to, the lien of this Indenture.

F(3)-1